UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

CuraScientific Corp.
(Exact name of registrant as specified in charter)

Florida	000-56325	84-5079920
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51544 Cesar Chavez Street, Coachella, California	92236
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (909) 435-1642

(Former name or former address, if changed since last report)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Company’s subsidiary, Cal Care Grp Inc acquired the Commercial-Microbusiness Cannabis License(s) C12-0000334 pursuant the attached License Purchase Agreement with Chad Enterprises, LLC, doing business as Foundation Delivery. Both the Seller and the License(s) are active and in Good Standing in the State of California. The new property lease is located at 75080 St. Charles Place, Palm Desert, California 92211.

As total consideration for the purchase and sale of the License, and Buyer’s assumption of the assumed obligations and all other liabilities provided for in this Agreement, the Buyer shall pay to the Seller the sum of $600,000.00, and such total consideration to be referred to as the “Purchase Price.”

The Buyer is a wholly owned subsidiary of CuraScientific Corporation. The Buyer will cause to issue $600,000 in Preferred Series-A Shares of CuraScientific Corporation in the name as mandated by the Seller. Said shares shall be irrevocably issued upon execution of this agreement in Preferred Series-A stock of Curascientific Corporation in the name of Buyer. Pursuant with the Preferred Series-A Designation, this Preferred Series-A has a value of $10.00 per share. The Company agrees to issue 60,000 Preferred Series-A Shares in value of $600,000.

Item 9.01. Exhibits.

(d)       Exhibits.

Exhibit 2.1	Board Resolution and License Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CuraScientific Corp.

Date: May 26, 2023

By:	/s/ William J. Reed
Name: William J. Reed
Title: Chief Executive Officer